UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NAUTILUS BIOTECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2701 Eastlake Avenue East
Seattle, Washington 98102
(206) 333-2001
April 27, 2023,
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Nautilus Biotechnology, Inc. (“Nautilus”), to be held on Wednesday, June 14, 2023 at 10:00 am, Pacific time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2023, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Nautilus.
Sincerely,
Sujal Patel
President and Chief Executive Officer
-i-

NAUTILUS BIOTECHNOLOGY, INC.
2701 Eastlake Avenue East
Seattle, Washington 98102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, Pacific time, on Wednesday, June 14, 2023
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Items of Business
•To elect three Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 17, 2023 Only stockholders of record as of April 17, 2023 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 27, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 27, 2023 by visiting www.proxyvote.com and using your 16 digit control number on the proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Sujal Patel
President and Chief Executive Officer
Seattle, Washington
April 27, 2023
-ii-

-iii-

NAUTILUS BIOTECHNOLOGY, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, Pacific time, on Wednesday, June 14, 2023
This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2023 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2023, where you will be able to listen to the annual meeting live, submit questions and vote online by entering the control number on your Notice of Internet Availability or proxy card.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is Nautilus Biotechnology, Inc.’s relationship to ARYA Sciences Acquisition Corp III? What is the Business Combination?
On June 9, 2021 (the “Closing Date”), Nautilus Biotechnology, Inc., a Delaware corporation (f/k/a ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company and our predecessor company (“ARYA”)), consummated its previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Business Combination Agreement, dated as of February 7, 2021 (the “Business Combination Agreement”), by and among ARYA, Mako Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ARYA (“Mako Merger Sub”), and Nautilus Subsidiary, Inc., a Delaware corporation (f/k/a Nautilus Biotechnology, Inc.) (“Legacy Nautilus”).
Pursuant to the terms of the Business Combination Agreement, on the Closing Date, (i) ARYA changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which ARYA changed its name to “Nautilus Biotechnology, Inc.” (together with its consolidated subsidiary, the “Company” “New Nautilus” or “Nautilus”) and (ii) Mako Merger Sub merged with and into Legacy Nautilus (the “Merger”), with Legacy Nautilus as the surviving company in the Merger and, after giving effect to such Merger, Legacy Nautilus becoming a wholly-owned subsidiary of New Nautilus.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Nautilus Biotechnology, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “annual meeting”). The annual meeting will be held on Wednesday, June 14, 2023 at 10:00 am, Pacific time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 27, 2023, to all stockholders of record as of April 17, 2023. The proxy materials and our annual report can be accessed as of April 27, 2023, by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of three Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 17, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 124,866,392 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific time, at our principal executive offices located at 2701 Eastlake Avenue East, Seattle, Washington 98102 by contacting our corporate secretary.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein, (2) WITHHOLD your vote for all director nominees, or (3) vote FOR all director nominees except for those specific director nominees from whom you WITHHOLD your vote. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time on June 13, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time on June 13, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2023, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website, you will need your 16 digit control number on your proxy card).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive from your broker, bank or other nominee. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/NAUT2023. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 am, Pacific time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Sujal Patel, our President and Chief Executive Officer, and Anna Mowry, our Chief Financial Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
How can I contact Nautilus’s transfer agent?
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, or by writing Continental Stock Transfer & Trust Company, at 1 State Street 30th Floor, New York, NY 1004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://continentalstock.com/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Nautilus Biotechnology, Inc.
Attention: Investor Relations
2701 Eastlake Avenue East
Seattle, Washington 98102
Tel: (206) 333-2001
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Implications of being an “emerging growth company” and smaller reporting company.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of ARYA’s initial public offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of nine directors, seven of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 17, 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Parag Mallick	II	46	Chief Scientist and Director	2021	2023	2026
Matthew McIlwain (1) (3)	II	58	Director	2021	2023	2026
Farzad Nazem (2)	II	61	Director	2021	2023	2026

Continuing Directors
Sujal Patel	I	48	Chief Executive Officer, President, Secretary and Director	2021	2025	—
Vijay Pande (3)	I	52	Director	2021	2025	—
Michael Altman (2)	I	41	Director	2020	2025	—
Melissa Epperly (1)	III	45	Director	2021	2024	—
Matthew L. Posard (1) (2)	III	56	Chairperson	2021	2024	—
Karen Akinsanya(3)	III	55	Director	2022	2024	—
________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and governance committee
Nominees for Director
Parag Mallick. Parag Mallick has served as our Chief Scientist and a member of our board of directors since June 2021. Dr. Mallick co-founded Legacy Nautilus and served as its Chief Scientist and a member of its board of directors from December 2016 through the closing of the Business Combination. Dr. Mallick served as Assistant Professor at Stanford University from 2011 to 2017 and as Associate Professor at Stanford University from 2017 to the present. Previously, he served as Adjunct Assistant Professor at the University of California, Los Angeles from 2005 to 2011 and at the University of Southern California from 2009 to 2011. Dr. Mallick served as Director of Clinical Proteomics at Cedars-Sinai from 2005 to 2009. Dr. Mallick completed his post-doctoral fellowship in clinical proteomics and systems biology at the Institute for Systems Biology from 2002 to 2004. Dr. Mallick holds a B.S. in Computer Science from Washington University in St. Louis and a Ph.D. in Chemistry and Biochemistry from the University of California, Los Angeles.
We believe Dr. Mallick is qualified to serve on our board of directors because of his scientific expertise and his deep understanding of our business, operations and strategy.
Matthew McIlwain. Matthew McIlwain has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from January 2021 through the closing of the Business Combination. Mr. McIlwain currently serves as a Managing Director at Madrona Venture Group, a venture capital firm, a position he has held since June 2002, and joined as a Venture Partner in June 2000. Prior to joining Madrona Venture Group, Mr. McIlwain served as Vice President of Business Process at Genuine Parts Company from January 1996 to May 2000, a consultant at McKinsey & Company from August 1992 to December 1995, and in investment banking at Credit Suisse First Boston from July 1987 to July 1989. Mr. McIlwain currently serves as a director on the boards of directors of Smartsheet Inc. (NYSE: SMAR). Mr. McIlwain holds a B.A. in Government and Economics from Dartmouth College, an M.P.P. in Public Policy from Harvard University’s Kennedy School of Government, and an M.B.A. from Harvard Business School.

We believe Mr. McIlwain is qualified to serve on our board of directors due to his extensive industry background and experience investing in the technology and life sciences industry.
Farzad Nazem. Farzad Nazem has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from June 2017 through the closing of the Business Combination. Mr. Nazem spent over 11 years at Yahoo! Inc., a web services provider, where he served as Chief Technology Officer, and over 10 years at Oracle Corporation, a database management company, where he spent time as Vice President of the Web and Media Server Division. Mr. Nazem holds a B.S. in Computer Science from California Polytechnic State University–San Luis Obispo.
We believe Mr. Nazem is qualified to serve on our board of directors because of his technical expertise, extensive industry background and management experience.

Continuing Directors
Sujal Patel. Sujal Patel has served as our Chief Executive Officer, President, Secretary and a member of our board of directors since June 2021. Mr. Patel co-founded Legacy Nautilus and served as its Chief Executive Officer and a member of its board of directors from January 2017 through the closing of the Business Combination. Previously, from January 2001 to December 2010, Mr. Patel founded and served in various executive positions at Isilon Systems, Inc., an enterprise data storage company, including as Chief Executive Officer from 2007 until Isilon Systems was acquired by EMC Corporation, an enterprise storage systems and software company, in December 2010. Following the acquisition, Mr. Patel served as the President of EMC’s Isilon Storage Division until October 2012. Mr. Patel has been a Strategic Director at Madrona Venture Group, a Seattle venture capital firm, since January 2015. Mr. Patel holds a B.S. in Computer Science from the University of Maryland, College Park.
We believe Mr. Patel is qualified to serve on our board of directors because of his deep knowledge of our business, and strategy, and his extensive executive leadership and operational experience.
Vijay Pande. Vijay Pande has served on our board of directors since June 2021, and served on the Legacy Nautilus board of directors from May 2018 through the closing of the Business Combination. Since September 2015, Dr. Pande has served as a general partner at Andreessen Horowitz, a venture capital fund, where he focuses on investments in biopharma and healthcare companies. From October 1999 to February 2019, Dr. Pande served as founding director of Folding@home, a distributed computing project for disease research. Dr. Pande holds a B.S. in Physics from Princeton University and a Ph.D. in Physics from Massachusetts Institute of Technology.
We believe Dr. Pande is qualified to serve on our board of directors because of his extensive industry experience and board experience with healthcare companies.
Michael Altman. Michael Altman, CFA, has served on our board of directors since June 2021 and served on the ARYA board of directors from inception until the closing of the Business Combination. Mr. Altman also served as ARYA’s Chief Financial Officer from inception until the closing of the Business Combination. Mr. Altman has served as a Managing Director on the investment team of Perceptive Advisors since 2007, and is a member of the internal investment committee of Perceptive Advisors’ credit opportunities fund. Mr. Altman’s focus is on medical devices, diagnostics, digital health and specialty pharmaceuticals. Mr. Altman also serves on the boards of directors of Lyra Therapeutics (Nasdaq: LYRA), which is a portfolio companies of Perceptive Advisors. Mr. Altman also serves as the Chief Financial Officer and on the board of directors of ARYA Sciences Acquisition Corp IV (Nasdaq: ARYD) and ARYA Sciences Acquisition Corp V (Nasdaq: ARYE). Mr. Altman graduated from the University of Vermont with a BS in Business Administration.
We believe Mr. Altman is qualified to serve on our board of directors because of his broad operational and transactional experience.

Melissa Epperly. Melissa Epperly has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from January 2021 through the closing of the Business Combination. Ms. Epperly currently serves as Chief Financial Officer of Zentalis Pharmaceuticals, Inc. (NASDAQ: ZNTL), a clinical-stage cancer company, a position she has held since September 2019. From June 2018 to August 2019, Ms. Epperly served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, where she led the company’s financial operations. Prior to joining PsiOxus, Ms. Epperly served as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018, where she led the company’s financial operations and business development. Ms. Epperly served as a Director at Anchorage Capital Group, a credit-focused hedge fund, from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company, and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the board of directors of Kinnate Biopharma Inc. (NASDAQ: KNTE) and Roivant Sciences Ltd (NASDAQ: ROIV). Ms. Epperly holds a B.A. in Biochemisty and Economics from the University of Virginia and an M.B.A from Harvard Business School.
We believe Ms. Epperly is qualified to serve on our board of directors because of her extensive experience as a senior financing executive in the life sciences industry.
Matthew L. Posard. Matthew L. Posard has served on our board of directors and as Chairperson since June 2021 and served on the Legacy Nautilus board of directors from February 2019 through the closing of the Business Combination. Mr. Posard currently serves as Founding Partner at Explore-DNA, a life sciences and diagnostics consulting firm. Previously, Mr. Posard served as the President and Chief Commercial Officer of GenePeeks, Inc., a genetic information company, from February 2017 to April 2018, and as Executive Vice President and Chief Commercial Officer at Trovagene Inc. (now Cardiff Oncology, Inc.), an oncology therapeutics company, from March 2015 to April 2016. Mr. Posard also held multiple executive leadership roles at Illumina, Inc., a biotechnology company, from 2006 to 2015. Mr. Posard currently serves on multiple boards including Halozyme Therapeutics (NASDAQ: HALO), Talis Biomedical (NASDAQ: TLIS), and DermTech (NASDAQ CM: DMTK). Mr. Posard holds a B.A. in Management Science from the University of California, San Diego.
We believe Mr. Posard is qualified to serve on our board of directors because of his extensive experience as an executive and serving on various boards of directors of companies in the life sciences industry.
Karen Akinsanya. Karen Akinsanya has served on our board of directors since March 2022. Dr. Akinsanya has served as President of R&D, Therapeutics of Schrödinger, Inc. (NASDAQ: SDGR), a life sciences company, since February 2022, and its Executive Vice President and Chief Biomedical Scientist since January 2020 and previously served as its Senior Vice President and Chief Biomedical Scientist from April 2018 to December 2019. Prior to joining Schrödinger, Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, beginning in 2005, where she held a variety of positions across Merck Research Labs, including Associate Vice President, Early Scientific Assessment Lead, Business Development & Licensing from December 2013 to July 2017, Collaboration Lead and Executive Director, Cardiovascular Research from January 2010 to December 2013, and Associate Director of Clinical Pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as President. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.

We believe Dr. Akinsanya is qualified to serve on our board of directors because of her extensive industry background and experience in the life sciences industry.

Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that none of Mr. Pande, Mr. Altman, Mr. Nazem, Mr. McIlwain, Ms. Epperly, Mr. Posard and Ms. Akinsanya, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Sujal Patel is not considered an independent director because of his position as our Chief Executive Officer, President and Secretary and Parag Mallick is not considered an independent director because of his position as our Chief Scientist.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Posard’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Posard to lead our board effectively and independently.
Role of Board in Risk Oversight Process
One of the key functions of our board of directors is informed oversight of the risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss major financial risk exposures and the steps our management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The compensation committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Epperly, Mr. McIlwain and Mr. Posard. Ms. Epperly is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that each of Ms. Epperly and Mr. McIlwain is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;
•evaluating the independence and qualifications of our independent registered public accounting firm;
•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;
•overseeing the design, implementation and performance of our internal audit function, if any;
•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers;
•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at http://www.nautilus.bio/investors/. During 2022, our audit committee held five meetings.
Compensation Committee
The current members of our compensation committee are Mr. Posard, Mr. Altman and Mr. Nazem. Mr. Posard is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;
•reviewing, approving and administering our employee benefit and equity incentive plans;

•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•monitoring compliance with any stock ownership guidelines;
•approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy; and
•making recommendations to our board of directors regarding non-employee director compensation.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at http://www.nautilus.bio/investors/. During 2022, our compensation committee held five meetings.
Nominating and Governance Committee
The current members of our nominating and governance committee are Mr. McIlwain, Mr. Pande and Ms. Akinsanya. Mr. McIlwain is the chairperson of our nominating and governance committee. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence for nominating and governance committee members under the listing standards of Nasdaq. Our nominating and governance committee is responsible for, among other things:
•reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;
•developing policies and procedures for considering stockholder nominees for election to our board of directors;
•reviewing our succession planning process for our chief executive officer and any other members of our executive management team;
•reviewing and making recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•reviewing and making recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;
•overseeing director orientation for new directors and continuing education for our directors;
•overseeing the evaluation of the performance of our board of directors and its committees; and
•administering policies and procedures for communications with the non-management members of our board of directors.
Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and governance committee is available on our website at http://www.nautilus.bio/investors/. During 2022, our nominating and governance committee held four meetings.

Director Diversity

Our nominating and governance committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our board of directors. The table below provides certain information regarding the composition of our board of directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 17, 2023)

Board Size
Total Number of Directors	9
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	7	2
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	3
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4	1
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2022, our board of directors held 5 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served as a director.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Eight members of our board of directors attended our 2022 annual meeting of stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than two times a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but no less than two times a year.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our compensation committee were Mr. Posard, Mr. Altman and Mr. Nazem. None of the members of our compensation committee has ever been an executive officer or employee of Nautilus. Mr. Altman served as ARYA’s Chief Financial Officer and director from its inception until the closing of the Business Combination. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of the board of directors or our compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including but not limited to Rule 14a-8 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer or General Counsel by mail to our principal executive offices at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102. Our Chief Financial Officer or General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer or General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at http://www.nautilus.bio/investors/. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
Director Compensation Policy
Our board of directors reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

In 2020, the compensation committee of the Legacy Nautilus board of directors retained Compensia, a third-party compensation consultant, to provide the Legacy Nautilus board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our non-employee directors. Based on the discussions with and assistance from the compensation consultant, in connection with the Business Combination, our board of directors adopted an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors. The Outside Director Compensation Policy originally became effective in connection with the closing of the Business Combination in June 2021, and was subsequently amended, effective as of February 15, 2023, to set upper limits on the number of shares of common stock subject to each Initial Award and Annual Award (as described below) granted under the policy.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director;
•$40,000 per year for service as non-employee chair of our board of directors;
•$20,000 per year for service as chair of our audit committee;

•$10,000 per year for service as a member of our audit committee;
•$14,000 per year for service as chair of our compensation committee;
•$7,000 per year for service as a member of our compensation committee;
•$10,000 per year for service as chair of our nominating and governance committee; and
•$5,000 per year for service as a member of our nominating and governance committee.
Each non-employee director who serves as a committee chair of our board of directors receives the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of our board of directors receives the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-employee chair of our board of directors or a chair or member of any committee are payable in addition to the non-employee director retainer. Under our Outside Director Compensation Policy, we also reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.
Equity Compensation
Initial Award. Pursuant to our Outside Director Compensation Policy, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award of stock options to purchase shares of our common stock (the “Initial Award”). The Initial Award will cover a number of shares of common stock equal to the lesser of (a) such number of shares of common stock that results in the Initial Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $370,000 (but with any resulting fractional share rounded down to the nearest whole share), or (b) 90,000 shares of common stock. Prior to the amendment of the Outside Director Compensation Policy in February 2023, each Initial Award covered a number of shares of common stock that resulted in the Initial Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $370,000. Each Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued service to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Award. Each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders (an “Annual Meeting”) that occurs following the effective date of our Outside Director Compensation Policy, an annual award of stock options to purchase shares of our common stock (the “Annual Award”). Each Annual Award will cover a number of shares of common stock equal to the lesser of (a) such number of shares of common stock that results in the Annual Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $185,000 (but with any resulting fractional share rounded down to the nearest whole share), or (b) 45,000 shares of our common stock, except if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting, then the Annual Award granted to such non-employee director will cover a number of shares of common stock determined in the manner previously described, but prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12 month period immediately preceding such Annual Meeting. Prior to the amendment of the Outside Director Compensation Policy in February 2023, each Annual Award covered a number of shares of common stock that resulted in the Annual Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $185,000, subject to the same proration as set forth above for any director that began service as a non-employee director after the date of the preceding Annual Meeting (or the Business Combination in the case of the first Annual Meeting thereafter). Each Annual Award will be scheduled to vest as to 1/12th of the shares of our common stock subject to such award on a monthly basis following the Annual Award’s grant date, on the same day of the month as the grant date, subject to continued service to us through the applicable vesting dates.
Change in Control. In the event of our change in control, as defined in the 2021 Equity Incentive Plan (“2021 Plan”), each non-employee director’s then outstanding equity awards covering shares of our common stock that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through the date of such change in control.
Other Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
Director Compensation Limits. Our Outside Director Compensation Policy and the 2021 Plan provide that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $1,000,000 (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit). Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director), or provided before the closing of the Business Combination, will not count toward this annual limit.
Director Compensation for Fiscal Year 2022
The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2022 by non-employee directors. Neither Mr. Patel nor Dr. Mallick received any additional compensation for their service as a director in 2022. Mr. Patel and Dr. Mallick’s compensation as a named executive officer is set forth below under “— Summary Compensation Table.”

Name and principal position	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Karen Akinsanya(2)	31,116	400,831	431,947
Michael Altman(3)	47,000	184,999	231,999
Melissa Epperly(4)	60,000	184,999	244,999
Matthew McIlwain(5)	60,000	184,999	244,999
Farzad Nazem(6)	47,000	184,999	231,999
Vijay Pande(7)	45,000	184,999	229,999
Matthew Posard(8)	104,000	184,999	288,999
________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2022, computed in accordance with FASB ASC 718. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)As of December 31, 2022, Ms. Akinsanya holds outstanding options to purchase 120,409 shares.
(3)As of December 31, 2022, Mr. Altman holds outstanding options to purchase 130,902 shares.
(4)As of December 31, 2022, Ms. Epperly holds outstanding options to purchase 159,028 shares.
(5)As of December 31, 2022, Mr. McIlwain holds outstanding options to purchase 122,747 shares.
(6)As of December 31, 2022, Mr. Nazem holds outstanding options to purchase 122,747 shares.
(7)As of December 31, 2022, Mr. Pande holds outstanding options to purchase 122,747 shares.
(8)As of December 31, 2022, Mr. Posard holds outstanding options to purchase 354,943 shares.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and governance committee has recommended, and our board of directors has approved, Parag Mallick, Matthew McIlwain and Farzad Nazem as nominees for election as Class II directors at the annual meeting. If elected, each of Mr. Mallick, Mr. McIlwain and Mr. Nazem will serve as a Class II director until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Mallick, Mr. McIlwain and Mr. Nazem have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
At the annual meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
On June 9, 2021, the audit committee of our board of directors approved a resolution appointing PricewaterhouseCoopers LLP as New Nautilus’ independent registered public accounting firm to audit New Nautilus’ consolidated financial statements for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Legacy Nautilus prior to the Business Combination. Accordingly, Withum, ARYA’s independent registered public accounting firm prior to the Business Combination, was informed on June 9, 2021 that it was dismissed as New Nautilus’ independent registered public accounting firm.
The reports of Withum on ARYA’s financial statements as of and for the most recent fiscal year ending December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During ARYA’s fiscal year ending December 31, 2020 and the subsequent interim period through June 9, 2021, there were no disagreements between ARYA and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on ARYA’s financial statements for such year.
During ARYA’s fiscal year ending December 31, 2020 and the subsequent interim period through June 9, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
New Nautilus provided Withum with a copy of the foregoing disclosures and requested that Withum furnish Nautilus Biotechnology, Inc. with a letter addressed to the SEC stating whether it agrees with the statements made by New Nautilus set forth above. Withum furnished such letter in June 2021 and a copy was filed as Exhibit 16.1 to New Nautilus’ Form 8-K filed with the SEC on June 10, 2021.
During the fiscal year ending December 31, 2020 and the subsequent interim period through June 9, 2021, neither New Nautilus, nor any party on behalf of New Nautilus, consulted with PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to New Nautilus’ consolidated financial statements, and no written report or oral advice was provided to New Nautilus by PricewaterhouseCoopers LLP that was an important factor considered by New Nautilus in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP to us for our fiscal year ended December 31, 2022. For our fiscal year ended December 31, 2021, the following table presents fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP to Legacy Nautilus prior to the Closing Date and to Nautilus Biotechnology, Inc following the Closing Date.

	2022	2021
Audit Fees(1)	$863,500	$2,266,260
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,078	900
Total Fees	$866,578	$2,267,160
________________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with the Business Combination.
(2)“All Other Fees” consist of the cost of a subscription accounting research software.
Auditor Independence
In 2022, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the closing of the Business Combination, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Since the adoption of this policy, all services provided by PricewaterhouseCoopers LLP have been pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The primary purpose of our Audit Committee is to oversee our financial reporting process on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.nautilus.bio/investors/. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and reassesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of PCAOB and the Securities and Exchange Commission (“SEC”); and
•received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.
Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Melissa Epperly (Chairperson)
Matthew McIlwain
Matthew Posard
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Nautilus under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Nautilus specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 17, 2023.

Name	Age	Position
Sujal Patel	48	Chief Executive Officer, President, Secretary and Director
Parag Mallick	46	Chief Scientist and Director
Anna Mowry	45	Chief Financial Officer and Treasurer
Nick Nelson	40	Chief Business Officer and Senior Vice President, Business Development
Subra Sankar	63	Senior Vice President, Product Development
Matthew Murphy	58	General Counsel
Gwen Weld	65	Chief People Officer
Mary Godwin	64	Senior Vice President, Operations
For the biography of Mr. Patel, please see “Board of Directors and Corporate Governance - Continuing Directors.” For the biography of Dr. Mallick, please see “Board of Directors and Corporate Governance - Nominees for Director.”
Anna Mowry. Anna Mowry has served as our Chief Financial Officer and Treasurer since June 2021. Ms. Mowry served as Legacy Nautilus’ Chief Financial Officer and Treasurer from January 2021 through the closing of the Business Combination. Previously, Ms. Mowry served as Vice President of Finance and Operations at Igneous, Inc., an unstructured data management solutions company, from April 2018 to December 2020. From August 2014 to March 2018, Ms. Mowry served at ExtraHop Networks, Inc., a cloud-native network detection and response company, initially as Director of Finance and subsequently, as Senior Director of Finance and Sales Operations. From January 2014 to July 2014, Ms. Mowry served as Senior Manager of Worldwide Operations, Commercial Sales at Amazon Web Services, a provider of cloud computing services. Ms. Mowry held a variety of finance and operational roles at Isilon Systems, an enterprise data storage company, from November 2006 until Isilon Systems was acquired by EMC Corporation, an enterprise storage systems and software company, in December 2010. Following the acquisition, Ms. Mowry served as Director of Sales Finance and Operation of EMC’s Isilon Storage Division until December 2013. Ms. Mowry holds a B.S. in Biochemistry from Western Washington University and a master’s in business administration in finance from the University of Washington.
Nick Nelson. Nick Nelson has served as our Chief Business Officer and Senior Vice President, Business Development since June 2021. Mr Nelson served as Legacy Nautilus’ Chief Business Officer and Senior Vice President, Business Development from October 2020 through the closing of the Business Combination. Previously, Mr. Nelson served as Chief Business Officer and Senior Vice President at Caris Life Sciences, Inc., an oncology precision medicine diagnostic company, from May 2018 to July 2020. Prior to Caris, Mr. Nelson served as Vice President of Corporate Development at Trovagene, Inc. (now Cardiff Oncology, Inc.), an oncology diagnostic and therapeutics company, from March 2015 to May 2018. Prior to joining Trovagene, Mr. Nelson spent 10 years at Illumina, Inc., a biotechnology company, in positions spanning research and development, technical service, sales, market development and business management. Mr. Nelson holds a B.S. in Cellular and Molecular Biology from San Diego State University.
Subra Sankar. Subra Sankar has served as our Senior Vice President, Product Development since June 2021. Dr. Sankar served as Legacy Nautilus’ Senior Vice President, Product Development from December 2020 through the closing of the Business Combination. Previously, Dr. Sankar served at GenapSys Inc., a DNA sequencing technology company, as Senior Vice President, Product Development from November 2019 to December 2020 and Vice President, Product Development from July 2015 to November 2019. Prior to joining GenapSys, Dr. Sankar served as the Vice President, Engineering and Development at LumaSense Technologies, Inc., a temperature and gas sensing solutions company, from January 2014 to July 2015. Dr. Sankar holds a B.Tech. in Aeronautical Engineering from the Indian Institute of Technology, Madras, India, a Master of Science degree in Aerospace Engineering from Georgia Institute of Technology, a Ph.D. in Aerospace Engineering from Georgia Institute of Technology, and a Master of Business Administration degree from Haas School of Business, University of California, Berkeley.
Matthew Murphy. Matthew Murphy has served as our General Counsel since June 2021. Mr. Murphy served as Legacy Nautilus’ General Counsel from April 2021 through the closing of the Business Combination. Prior to joining us, from August 2020 to March 2021, Mr. Murphy provided advisory services to various life sciences companies and, from July 2018 to August 2020, Mr. Murphy served as a Strategic Consultant and Consulting General Counsel to various life sciences and technology companies. From August 2016 to July 2018, Mr. Murphy served as General Counsel at BioElectron Technology Corporation, a clinical-stage biotechnology company. From February 2014 to July 2016, Mr.

Murphy served as Vice President, General Counsel and Secretary at 10X Genomics, Inc., a biotechnology company that designs and manufactures gene sequencing technology used in scientific research. Mr. Murphy also previously served in Vice President and General Counsel roles at various companies including Siluria Technologies, Inc. and Pacific Biosciences of California, Inc. Mr. Murphy holds a B.S. in Fermentation Science from the University of California at Davis and a J.D. from the University of San Francisco School of Law.

Gwen Weld. Gwen Weld has served as our Chief People Officer since April 2022. Ms. Weld served as a human resources consultant for us and Legacy Nautilus from September 2020 to April 2022. Prior to joining us, from April 2019 to April 2022, Ms. Weld served as Interim Chief People Officer at Amperity, a software company. From April 2021 to April 2022, Ms. Weld served as a human resources consultant for OctoML, a software development company. From June 2006 to December 2011, Ms. Weld served as Vice President of Global People and Infrastructure at Isilon Systems, an enterprise data storage company, and previously served as General Manager of Human Resources at Microsoft Corporation, a technology company, for nearly twenty years, leading Microsoft’s human resources agenda for its various groups and overseeing worldwide recruiting and alternative staffing. Ms. Weld studied business administration at Pace University.

Mary Godwin. Mary Godwin has served as our Senior Vice President, Operations since July 2022. Ms. Godwin previously served as our Vice President, Operations from January 2020 to June 2022. Prior to joining us, from January 2014 to November 2018, Ms. Godwin served as Vice President, Operations at Qumulo, Inc., a data storage company. Ms. Godwin holds a B.S. in Plastics Engineering from the University of Massachusetts, Lowell and a Master of Business Administration degree from Santa Clara University.

EXECUTIVE COMPENSATION
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As used in this section, “Nautilus,” the “Company,” “we,” “us” and “our” refer to Legacy Nautilus prior to the closing of the Business Combination and New Nautilus after the closing of the Business Combination.
Our board of directors, with input from our Chief Executive Officer (other than with respect to his own compensation), has historically determined the compensation for our named executive officers. The following table provides information regarding the compensation of our principal executive officer, our Chief Scientist, and our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2022, the end of our last completed fiscal year. We refer to these executive officers in this Proxy Statement as our named executive officers. For the year ended December 31, 2022, our named executive officers were:
•Sujal Patel, Chief Executive Officer, President, and Secretary;
•Parag Mallick, Chief Scientist;

•Gwen Weld, Chief People Officer; and
•Anna Mowry, Chief Financial Officer and Treasurer.
Summary Compensation Table for the Fiscal Year Ended December 31, 2022
The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021.

Name and principal position	Year	Salary ($)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)		Total ($)
Sujal Patel
President, Chief Executive Officer and Secretary	2022	500,000		1,256,572	—	1,200	(3)	1,757,772
	2021	436,731	(4)	5,953,337	154,583	60,684	(5)	6,605,335
Parag Mallick
Chief Scientist	2022	400,000		879,600	—	—		1,279,600
	2021	379,808	(6)	3,501,960	117,742	—		3,999,510
Gwen Weld
Chief People Officer	2022	245,539	(7)	1,474,391	60,667	84,762	(8)	1,865,359
Anna Mowry
Chief Financial Officer and Treasurer	2022	364,000		879,600	102,375	1,200	(3)	1,347,175
________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2021 or 2022, computed in accordance with FASB ASC 718. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. For a discussion of valuation assumptions, see the notes Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023.

(2)These amounts represent performance-based cash bonuses paid under the Incentive Plan (as defined below) for the years ended December 31, 2021 and December 31, 2022, respectively, each of which was paid in the subsequent fiscal year (other than with respect to $24,267 and $40,950 paid to Ms. Weld and Ms. Mowry, respectively, in 2023 for individual performance objectives achieved for the year ended December 31, 2022). Each of Mr. Patel and Dr. Mallick voluntarily declined any payments under the Incentive Plan for the year ended December 31, 2022, as described below. If Mr. Patel and Dr. Mallick had received cash bonuses under the Incentive Plan based on the same determinations with respect to cash bonuses for our other NEOs, Mr. Patel would have received a payment of $125,000 and Dr. Mallick would have received a payment of $100,000. The Incentive Plan is more fully described below under the section titled “—Non-Equity Incentive Plan Compensation.”
(3)The amounts reported represent $1,200 in parking benefits.
(4)The amount reported reflects the total salary earned by Mr. Patel for 2021. Mr. Patel’s annual base salary was $350,000 from January 2021 until the closing of the Business Combination on June 9, 2021 and was increased to an annual base salary of $500,000, effective as of the closing of the Business Combination on June 9, 2021.
(5)The amounts reported represent (i) $1,200 in parking benefits and (ii) $59,484 in payment of a filing fee for a notice required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to permit Mr. Patel to acquire additional Company securities and related tax equalization payments.
(6)The amount reported reflects the total salary earned by Dr. Mallick for 2021. Dr. Mallick’s annual base salary was $350,000 from January 2021 until the closing of the Business Combination on June 9, 2021 and was increased to an annual base salary of $400,000, effective as of the closing of the Business Combination on June 9, 2021.
(7)Ms. Weld commenced employment with us in April 2022, and therefore the compensation set forth in the table above reflects the amount earned for the portion of 2022 in which she was employed by us.
(8)The amounts reported reflect (i) $84,762 in pre-employment consulting services and (ii) $900 in parking benefits.

Non-Equity Incentive Plan Compensation

We maintain the Executive Incentive Compensation Plan (the “Incentive Plan”), which allows our board of directors or compensation committee to grant incentive awards,generally payable in cash, to employees selected by our compensation committee, including our executive officers, based upon performance goals established by our compensation committee. In January 2022, our board of directors approved performance goals under the Incentive Plan for 2022 (the “2022 Bonus Plan”).

The performance goals under the 2022 Bonus Plan applied to each of our named executive officers and consisted of five financial or strategic goals with respect to Nautilus (or “corporate performance goals”) for the 2022 year related to certain profiling milestones, certain instrument readiness, partnerships and collaborations, certain publications and financial metrics related to bookings, revenue and ending cash balance. Each corporate performance goal was provided a specific weighting, and the extent of achievement of each such goal (expressed as a percentage and weighted accordingly) determined the payout with respect to the portion of the cash incentive opportunity allocated to such goal. Each of Mr. Patel and Dr. Mallick’s cash incentive opportunities for 2022 were based 100% on the corporate performance goals.

For Ms. Weld and Ms. Mowry, the 2022 Bonus Plan additionally provided for individual performance goals (as determined by the compensation committee of our board of directors, and which related to corporate and strategic objectives specific to Ms. Weld and Ms. Mowry, respectively) that were required to be achieved during 2022. Each of Ms. Weld’s and Ms. Mowry’s total cash incentive opportunity for 2022 was based 75% on achievement of the corporate performance goals (in the case of Ms. Weld, prorated for the portion of the year that Ms. Weld was employed by the Company) and 25% on achievement of the applicable individual performance goals.

In February 2023, before the board of directors or compensation committee made any determinations regarding any bonuses to be paid to executives for 2022 performance, each of Mr. Patel and Dr. Mallick informed the board of directors that he voluntarily declined any bonus payments for 2022.

In February 2023, our board of directors, based upon a review of the Company’s corporate performance against objectives under the 2022 Bonus Plan, determined that some of the goals were met while others were not. In its review of such corporate performance, our board of directors considered additional factors related to the Company’s performance for the year, including that notwithstanding the non-achievement of some of the goals, the Company made significant progress in multiple other important areas of product development other than those reflected by those specific goals. Based on these factors our board of directors approved payment of cash bonuses to Ms. Weld and Ms. Mowry in an amount equivalent to 50% achievement of the corporate performance goals under the 2022 Bonus Plan.The cash bonuses were paid to Ms. Weld and Ms. Mowry in early 2023.
The amounts in the Summary Compensation Table under the column titled “Non-equity incentive plan compensation” for each of Ms. Weld and Ms. Mowry are equal to the sum of (i) 75% of her target bonus opportunity, multiplied by 50% for the corporate performance component, and (ii) 25% of her target bonus opportunity allocated to the individual performance component, multiplied by the percentage of achievement of such goals for 2022. For 2022, the cash incentive bonus under the 2022 Bonus Plan for our named executive officers was $60,667 for Ms. Weld (of which $36,400 was paid out based on achievement of the corporate performance goals and $24,267 was paid out based on achievement of her individual performance goals) and $102,375 for Ms. Mowry (of which $61,425 was paid out based on achievement of the corporate performance goals and $40,950 was paid out based on achievement of her individual performance goals). If Mr. Patel and Dr. Mallick had not declined payment under the 2022 Bonus Plan, then based on the equivalent of 50% achievement of the corporate performance goals, Mr. Patel’s bonus would have been $125,000 and Dr. Mallick’s bonus would have been $100,000.
Outstanding Equity Awards at Fiscal Year-End December 31, 2022
The following table sets forth certain information regarding equity awards granted to the named executive officers that remained outstanding as of December 31, 2022. The number of shares subject to each award granted prior to the Business Combination and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments in connection with the Business Combination.

	Option Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)		Option exercise price ($)(2)	Option expiration date
Sujal Patel	1/31/2021	(3)	377,879	410,854	(4)	10.00	1/31/2031
	2/25/2022	(5)	—	400,000	(6)	3.78	2/25/2032
Parag Mallick	1/31/2021	(3)	222,338	241,681	(4)	10.00	1/31/2031
	2/25/2022	(5)	—	280,000		3.78	2/25/2032
Gwen Weld	10/15/2020	(3)	4,535	—		1.14	10/15/2030
	5/4/2022	(5)	—	375,000		4.72	5/4/2032
Anna Mowry	12/3/2020	(3)	213,243	222,125	(7)	1.14	12/3/2030
	2/25/2022	(5)	—	280,000	(6)	3.78	2/25/2032
________________________
(1)The unvested portions of these awards may be subject to vesting acceleration under certain circumstances, described below under “—Potential Payments upon Termination or Change in Control.”
(2)The stock option awards that were granted by Legacy Nautilus to Mr. Patel, Ms. Weld and Ms. Mowry prior to the closing of the Business Combination were granted with a per share exercise price equal to the fair market value of one share of Legacy Nautilus Common Stock on the date of grant, as determined in good faith by Legacy Nautilus’ board of directors. The stock option granted following the closing of the Business Combination was granted with a per share exercise price equal to the closing price of the Company’s common stock in trading on the Nasdaq Global Select Market on the date of grant.
(3)Option granted under and subject to the terms of the Legacy Nautilus 2017 Equity Incentive Plan (the “2017 Plan”).”
(4)Twenty-five percent of the shares subject to this option vested on January 31, 2022, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.
(5)Option granted under and subject to the terms of the 2021 Plan.
(6)Twenty-five percent of the shares subject to this option vested on February 25, 2023, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.
(7)13/49th of the shares subject to this option vested on December 3, 2021,, and one forty-ninth(1/49th) of the shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.
Employment Arrangements with Named Executive Officers
Sujal Patel
We have entered into a confirmatory employment letter with Mr. Patel, our Chief Executive Officer, effective as of April 6, 2021. The confirmatory employment letter has no specific term and provides that Mr. Patel is an at-will employee. The confirmatory employment letter superseded any prior agreements and understandings that Mr. Patel may have entered into concerning his employment relationship with us. For 2022, Mr. Patel’s annual base salary was $500,000 and he was eligible for a target annual cash bonus opportunity equal to 50% of his annual base salary. On February 15, 2023, our board of directors, upon recommendation of the compensation committee, approved an increase in Mr. Patel’s base salary to $535,000, effective retroactive to January 1, 2023, and an increase in his annual cash bonus opportunity for 2023 to 80% of his annual base salary.

Parag Mallick
We have entered into a confirmatory employment letter with Dr. Mallick, our Chief Scientist, effective as of April 6, 2021. The confirmatory employment letter has no specific term and provides that Dr. Mallick is an at-will employee. The confirmatory employment letter superseded any prior agreements and understandings that Dr. Mallick may have entered into concerning his employment relationship with us. For 2022, Dr. Mallick’s annual base salary was $400,000 and he was eligible for a target annual cash bonus opportunity equal to 50% of his annual base salary. On February 15, 2023, our board of directors, upon recommendation of the compensation committee, approved an increase in Dr. Mallick’s base salary to $420,000, effective retroactive to January 1, 2023.
Gwen Weld
On March 28, 2022, we entered into an offer letter with Ms. Weld, our Chief People Officer. The offer letter has no specific term and provides that Ms. Weld is an at-will employee. Ms. Weld’s offer letter also contemplated that we would grant her an option to purchase 375,000 shares of common stock, which was granted in May 2022 and is set forth in the “Outstanding Equity Awards at Fiscal Year-End December 31, 2022” table above. For 2022, Ms. Weld annual base salary was $336,000 and she was eligible for a target annual cash bonus opportunity equal to 40% of her annual base salary, pro-rated for the portion of the year in which she was employed by us. On February 15, 2023, our board of directors, upon recommendation of the compensation committee, approved an increase in Ms. Weld’s base salary to $351,000, effective retroactive to January 1, 2023.
Anna Mowry
We have entered into a confirmatory employment letter with Ms. Mowry, our Chief Financial Officer, effective as of April 6, 2021. The confirmatory employment letter has no specific term and provides that Ms. Mowry is an at-will employee. The confirmatory employment letter superseded any prior agreements and understandings that Ms. Mowry may have entered into concerning her employment relationship with us. For 2022, Ms. Mowry’s annual base salary was $364,000 and she was eligible for a target annual cash bonus opportunity equal to 45% of her annual base salary. On February 15, 2023, our board of directors, upon recommendation of the compensation committee, approved an increase in Ms. Mowry’s base salary to $386,000, effective retroactive to January 1, 2023.
Equity Based Incentive Awards
Our equity-based incentive awards are designed to more closely align the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors is responsible for approving equity grants to our employees and consultants, including our named executive officers. In 2022, stock option awards were the only form of equity awards we granted to our named executive officers. Following the closing of the Business Combination, we have granted equity incentive awards under the terms of our 2021 Equity Incentive Plan (the “2021 Plan”). Options under the 2021 Plan are granted with a per share exercise price equal to the closing price of a share of the Company’s common stock in trading on the Nasdaq Global Select Market on the date of grant.
Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End December 31, 2022” and “—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable.
Each of our named executive officers holds stock options granted subject to the general terms of the 2017 Plan or the 2021 Plan. Each such equity incentive plan generally provides that, in the event of a change in control (as defined in each such plan), equity awards will be treated as the administrator of such plan determines, provided that, in the event that the successor corporation does not assume or substitute for an equity award (or portion thereof), then the equity award (or portion thereof) not assumed or substituted for will fully vest and become fully exercisable and, with respect to awards subject to performance-based vesting, the performance goals will be deemed achieved at target levels, unless for equity awards granted under the 2021 Plan, such treatment is specifically provided otherwise by written agreement.

We have entered into a change in control and severance agreement (each, a “CIC Agreement”) with each of our named executive officers which provides for certain severance and change in control benefits as summarized below.
Each CIC Agreement supersedes any prior agreement or arrangement that the named executive officer may have had with us that provides for severance or change in control payments and benefits.
The CIC Agreements with each of Mr. Patel, Dr. Mallick and Ms. Mowry have an initial term of three years commencing on June 8, 2021, the business day immediately prior to the closing of the Business Combination. Ms. Weld’s CIC Agreement has an initial term of three years from April 12, 2022. On the three-year anniversary of the effective date of each CIC Agreement, the agreement will renew automatically for additional one year terms unless either party provides the other party with written notice of nonrenewal at least ninety (90) days prior to the date of automatic renewal. However, if a change in control (as defined in the applicable CIC Agreement) occurs when there are fewer than twelve months remaining during the initial term or during an additional term, the term of the CIC Agreement will extend automatically through the date that is twelve months following the date of the change in control.
The CIC Agreements provide that if, other than during the period beginning three months before a change in control through the one-year anniversary of a change in control, or the CIC Period, the named executive officer’s employment with us is terminated either (x) by us without cause (as defined in the CIC Agreement, and excluding by reason of his or her death or disability) or (y) by the named executive officer for good reason (as defined in the CIC Agreement), then the named executive officer will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in our favor:
•A lump sum cash payment equal to 100% for Mr. Patel, or 50% for Dr. Mallick, Ms. Weld and Ms. Mowry, of the named executive officer’s base salary as in effect immediately before such termination; and
•Payment by us of the employer portion of the premiums required for continued coverage pursuant to COBRA under our group health, dental and vision care plans for the named executive officer and his or her eligible dependents for up to twelve months for Mr. Patel, or six months for Dr. Mallick, Ms. Weld and Ms. Mowry.
If, during the CIC Period, the named executive officer’s employment with us is terminated either (x) by us without cause (as defined in the CIC Agreement, and excluding by reason of his or her death or disability) or (y) by the named executive officer for good reason (as defined in the CIC Agreement), the named executive officer will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in our favor:
•A lump sum cash payment equal to 150% for Mr. Patel, or 100% for Dr. Mallick, Ms. Weld and Ms. Mowry, of the named executive officer’s base salary as in effect immediately before such termination or if greater, the base salary in effect immediately before the change in control;
•A lump sum cash payment equal to 150% for Mr. Patel, or 100% for Dr. Mallick, Ms. Weld and Ms. Mowry, of the named executive officer’s target bonus opportunity as in effect immediately before such termination or if greater, the target bonus opportunity in effect immediately before the change in control;
•Payment by us of the premiums required for continued coverage pursuant to COBRA under our group health, dental and vision care plans for the named executive officer and his or her eligible dependents for up to eighteen months for Mr. Patel, or twelve months for Dr. Mallick, Ms. Weld and Ms. Mowry; and
•100% accelerated vesting and exercisability of the outstanding and unvested equity awards (other than equity awards subject to performance-based vesting criteria) granted to the named executive officer.
Each CIC Agreement provides that, if any of the amounts provided for under a CIC Agreement or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the named executive officer would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the named executive officer’s CIC Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The CIC Agreements do not provide for any tax gross-ups in connection with a change in control.

The following definitions generally apply for purposes of each CIC Agreement:

•“cause” generally means (a) a named executive officer’s failure to substantially perform his or her material duties and obligations as an employee (for reasons other than a named executive officer’s death or disability), which is not cured to the sole and reasonable satisfaction of the Company (or, for Mr. Patel, our board of directors); (b) a named executive officer’s failure or refusal to comply with the policies, standards and regulations established by the Company from time to time, which failure is not cured to the sole and reasonable satisfaction of the Company (or, for Mr. Patel, our board of directors); (c) any act of personal dishonesty, moral turpitude, fraud, embezzlement, misrepresentation, or other unlawful act committed by a named executive officer that results in harm to the Company or its affiliates, including financial or reputational; (d) a named executive officer’s violation of a federal or state law or regulation applicable to the business of the Company or its affiliates; (e) a named executive officer being convicted of, or entering a plea of nolo contendere or guilty to, a felony under the laws of the United States or its equivalent in the jurisdiction in which the act that constituted the felony occurred; (f) a named executive officer’s material breach of the terms of his or her applicable CIC Agreement or any other agreement between a named executive officer and the Company (or any affiliate of the Company); or (g) the Company’s economic duress or necessity, as determined by the Company, in its sole and reasonable discretion (or, for Mr. Patel, by our board of directors). With respect to clauses (a) and (b) above only, a named executive officer will have 10 days to cure following written notice of a named executive officer’s failure or refusal to perform or comply.

•“change in control” generally means the first occurrence of any of the following events on or after the Effective Date:

◦A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by our board of directors also will not be considered a change in control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a change in control.

◦If the Company has a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election.

◦A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (a) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (b) a transfer of assets by the Company to: (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person previously described in this definition.

•“disability” generally means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.

•“good reason” generally means a named executive officer’s termination of his or her employment with the Company within 90 days following the expiration of the Company’s cure period (as defined below) following the occurrence of any of the following without a named executive officer’s written consent: (a) a material reduction in a named executive officer’s responsibilities, provided that neither a mere change in title nor reassignment following a change in control to a position that is substantially similar to the position held prior to the change in control will constitute a material reduction in job responsibilities; (b) relocation by the Company (or subsidiary, parent, affiliate or successor thereto, as applicable) of a named executive officer’s principal work location to a principal work location more than 40 miles from a named executive officer’s principal work location immediately before such relocation; or (c) a reduction in a named executive officer then current base salary by at least 10%, provided that an across-the-board reduction in the salary level of all other similarly situated employees by the same percentage amount as part of a general salary level reduction will not constitute such a reduction under this clause (c). In order for an event to qualify as good reason, a named executive officer must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days following the initial existence of the grounds for “good reason” and a cure period of 30 days following the date of such notice (the “cure period”).
Executive Incentive Compensation Plan
On June 9, 2021, we adopted the Incentive Plan. The Incentive Plan is administered by our board of directors or a committee appointed by our board of directors. The Incentive Plan allows us to grant incentive awards, generally payable in cash, to employees selected by the administrator, including our executive officers, based upon any performance goals that may be established by the administrator.

The administrator of the Incentive Plan, in its sole discretion and at any time prior to the actual payment of an award, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to any bonus pool for a particular performance period. The administrator may determine any such increase, reduction, or elimination on the basis of such factors as it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers. Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, a participant must be employed with us through the date the actual award is paid. The administrator of the Incentive Plan may settle an actual award with a grant of an equity award under its then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as determined by the administrator. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Plan.
Awards under the Incentive Plan are subject to any clawback policy we or our parent or subsidiary corporations may establish or amend from time to time to comply with applicable laws, including without limitation, the listing standards of any national securities exchange or association on which our securities are listed. The administrator also may impose such other clawback, reduction, recovery, forfeiture, recoupment, reimbursement or reacquisition provisions with respect an award under the Incentive Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s status as an employee or other service provider for cause, or any specified action or inaction occurring before or after such termination of employment or other service, that would constitute cause for termination of a participant’s status as an employee or other service provider. Certain participants may be required to reimburse us for certain amounts paid under an award under the Incentive Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.
The administrator of the Incentive Plan has the authority to amend, alter, suspend or terminate the Incentive Plan or any part of the Incentive Plan, at any time and for any reason, provided such action does not materially alter or materially impair the existing rights or obligations of any participant with respect to any earned awards. The Incentive Plan will remain in effect until terminated in accordance with its terms.
Benefits and Perquisites
We provide benefits to our executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; a flexible spending account; and a tax-qualified Section 401(k) plan for which no match is provided by us. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan, for the benefit of employees, including our executive officers, who satisfy certain eligibility requirements. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our executive officers, any other retirement benefits, including without limitation any tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2017 Plan (1)	5,771,617	$3.61	0
2021 Plan (2)	5,713,826	$4.64	17,298,043
ESPP (3)	0	$0.00	2,388,735
Equity compensation plans not approved by security holders	0	$0.00	0
Total	11,485,443	$4.12	19,686,778
________________________
(1)The Legacy Nautilus board of directors adopted, and Legacy Nautilus stockholders approved, the 2017 Plan. The 2017 Plan was terminated as of one day prior to the closing of the Business Combination and we will not grant any additional awards under the 2017 Plan. However, the 2017 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan and assumed by us at the closing of the Business Combination.
(2)Our board of directors adopted, and our stockholders approved, the 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 18,672,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2023, the number of shares available under the 2021 Plan increased by 6,243,274 shares pursuant to this feature. In addition, the shares reserved for issuance under the 2021 Plan include any shares of our Common Stock subject to awards of stock options or other awards that were assumed in the Business Combination (or “assumed awards”) that, on or after the effective date of the Business Combination, are terminated, canceled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this provision is 7,500,000 shares).
(3)Our board of directors adopted, and our shareholders approved, the ESPP. The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 3,734,500 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine. On January 1, 2023, the number of shares available under the ESPP increased by 1,248,654 shares pursuant to this feature.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock as of April 17, 2023 by:
•each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
•each of our named executive officers and our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of April 17, 2023. Shares subject to options that are currently exercisable or exercisable within 60 days of April 17, 2023 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of New Nautilus is 2701 Eastlake Avenue East, Seattle, WA 98102. The percentage of beneficial ownership of New Nautilus is calculated based on 124,866,392 shares of Common Stock outstanding as of April 17, 2023.

Name and Address of Beneficial Owners	Number of Shares	%
Sujal Patel(1)	17,694,050	14.1%
Parag Mallick(2)	21,038,067	16.8%
Gwen Weld(3)	143,910	*
Anna Mowry(4)	412,053	*
Melissa Epperly(5)	142,904	*
Matthew McIlwain(6)	6,602,592	5.3%
Farzad Nazem(7)	2,010,893	1.6%
Vijay Pande(8)	122,747	*
Matthew L. Posard(9)	484,543	*
Michael Altman(10)	4,262,590	3.4%
Karen Akinsanya(11)	55,632	*
All directors and officers as a group (15 persons)(12)	54,843,130	42.5%
Five Percent Holders:
Perceptive Life Sciences Master Fund Ltd.(13)	9,111,151	7.3%
Entities affiliated with Andreessen Horowitz(14)	17,653,917	14.1%
Entities affiliated with Cercano Management(15)	7,172,985	5.7%
Entities affiliated with Madrona Ventures(16)	6,602,592	5.3%
________________________
*Less than 1%
(1)Consists of (i) 9,924,488 shares held by Mr. Patel, (ii) 5,280,476 shares held by PFV I, LLC, (iii) 1,814,035 shares held by the Sujal Patel 2020 Children's Trust, u/a/d December 3, 2020 (the “Patel Trust”) and (iv) 585,051 shares subject to options held by Mr. Patel exercisable withing 60 days of April 17, 2023. Mr. Patel is the manager of PFV I, LLC and a trustee of the Patel Trust and as such has voting and investment control over the shares held by PFV I, LLC and the Patel Trust. Mr. Patel disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of the securities held by the Patel Trust, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Mr. Patel is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.
(2)Consists of (i) 20,479,892 shares held by Dr. Mallick, (ii) 200,000 shares held by The Dream Finder Foundation, and (iii) 358,175 shares subject to options held by Dr. Mallick exercisable within 60 days of April 17, 2023. Dr. Mallick has voting and investment control over the shares held by The Dream Finder Foundation. Dr. Mallick disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of the securities held by The Dream Finder Foundation, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Dr. Mallick is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.
(3)Consists of (i) 30,000 shares held by Ms. Weld and (ii) 113,910 shares subject to options held by Ms. Weld exercisable within 60 days of April 17, 2023.

(4)Consists of (i) 58,000 shares held by Ms. Mowry and (ii) 354,053 shares subject to options held by Ms. Mowry exercisable within 60 days of April 17, 2023.
(5)Consists of shares subject to options held by Ms. Epperly exercisable within 60 days of April 17, 2023.
(6)Consists of the shares set forth in footnote 16 below.
(7)Consists of (i) 1,888,146 shares held by HAND Capital, LLC and (ii) 122,747 shares subject to options held by Mr. Nazem exercisable within 60 days of April 17, 2023. Mr. Nazem is the manager of HAND Capital, LLC and as such has voting and investment power over the shares held by HAND Capital, LLC.
(8)Mr. Pande has no voting or investment control over the shares held by entities affiliated with Andreessen Horowitz that are included in footnote 12 below.
(9)Consists of (i) 50,000 shares held by Mr. Posard, (ii) 100,000 shares held by the Matthew and Elizabeth Posard Trust and (iii) 334,543 shares subject to options held by Mr. Posard exercisable within 60 days of April 17, 2023. Mr. Posard is the trustee of the Matthew and Elizabeth Posard Trust and as such has voting and investment control over shares held by the Matthew and Elizabeth Posard Trust.
(10)Consists of (i) 4,146,500 shares held in the name of ARYA’s sponsor, ARYA Sciences Holdings III, a Cayman Islands exempted limited company (“ARYA’s Sponsor”) and (ii) 116,090 shares subject to options held by Mr. Altman exercisable within 60 days of April 17, 2023. ARYA’s Sponsor is governed by a board of directors consisting of two directors, Messrs. Stone and Altman. As such, Messrs. Stone and Altman have voting and investment discretion with respect to the shares held of record by ARYA’s Sponsor and may be deemed to have shared beneficial ownership of such shares. The address for the persons and entities set forth herein is 51 Astor Place, 10th Floor, New York, NY 10003.
(11)Consists of shares subject to options held by Ms. Akinsanya exercisable within 60 days of April 17, 2023.
(12)Consists of (i) 50,689,272 shares beneficially owned by the directors and officers and (ii) 4,153,858 shares subject to options held by the directors and officers exercisable within 60 days of April 17, 2023.
(13)Shares held by Perceptive Life Sciences Master Fund Ltd. (the “Master Fund”). Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of Master Fund. Joseph Edelman is the managing member of the Advisor. Each of Mr. Edelman and the Advisor disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of such securities, except to the extent of his/its indirect pecuniary interest therein, and this report shall not be deemed an admission that either Mr. Edelman or the Advisor is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address for the persons and entities set forth herein is 51 Astor Place, 10th Floor, New York, NY 10003.
(14)Consists of (i) 16,298,006 shares held by AH Bio Fund II, L.P., for itself and as nominee for AH Bio Fund II-B, L.P. (collectively, the “AH Bio Fund II Entities”) and (ii) 1,355,911 shares held by Andreessen Horowitz LSV Fund II, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P. (collectively, the “AH LSV Fund II Entities”). AH Equity Partners Bio II, L.L.C. (“AH EP Bio II”), the general partner of the AH Bio Fund II Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund II Entities. AH Equity Partners LSV II, L.L.C. (“AH EP LSV II”), the general partner of the AH LSV Fund II Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund II Entities. The managing members of each of AH EP Bio II and AH EP LSV II are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Bio Fund II Entities and AH LSV Fund II Entities. Shares held by each of these entities include shares that may be subsequently sold by each of Marc Andreessen, Ben Horowitz and Vijay Pande, a member of Nautilus’ board of directors, following in-kind distributions of shares by these entities. The address for the persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(15)Consists of (i) 3,586,493 shares held by Vulcan Capital Holdings Columbia LLC (“VCHC”) and (ii) 3,586,492 shares held by VCVC V LLC (“VCVC”). Based solely on the most recently available Schedule 13G filed with the SEC on February 13, 2023, Cercano Management LLC (“Cercano”) may be deemed to be the beneficial owner of such shares as Cercano acts as an investment adviser to VCHC and VCVC pursuant to investment management agreements whereby all voting and investment discretion has been contractually allocated to Cercano, and such discretion may not be revoked with less than 61 days’ notice, and Christopher N. Ordnorff may also be deemed to be the beneficial owner of such shares because he controls Cercano in his position as managing member of Cercano.  Both Cercano and Mr. Orndorff disclaim, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of these securities, except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of Cercano or Mr. Orndorff is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address for the foregoing entities is 1110 112th Avenue NE, Suite 202, Bellevue, WA 98004.
(16)Consists of (i) 5,798,394 shares held by Madrona Venture Fund VI, LP (“Madrona Fund VI”), (ii) 222,376 shares held by Madrona Venture Fund VI-A, LP (“Madrona Fund VI-A”), (iii) 459,075 shares held by Mr. McIlwain and (iv) 122,747 shares subject to options held by Mr. McIlwain exercisable within 60 days of April 17, 2023. Madrona Investment Partners VI, L.P. (“Madrona Partners VI”) is the general partner of each of Madrona Fund VI and Madrona Fund VI-A, and Madrona VI General Partner, LLC (“Madrona VI LLC”) is the general partner of Madrona Partners VI. Matthew McIlwain, together with Paul Goodrich, Scott Jacobson, Len Jordon, Tim Porter, Soma Somasegar, Hope Cochran, and Steve Singh are the managing members of Madrona VI LLC, and each may be deemed to share voting and investment power over the securities held by Madrona Fund VI and Madrona Fund VI-A. Each of such individuals disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for the persons and entities set forth herein is 999 Third Avenue, 34th Floor, Seattle, WA.
Please see the sections titled “Executive Compensation” and “Related Person Transactions” appearing elsewhere in this proxy statement for information regarding material relationships with our principal securityholders within the past two years.

RELATED PERSON TRANSACTIONS
Described below are any transactions occurring since January 1, 2021 and any currently proposed transactions to which we or either of ARYA or Legacy Nautilus was a party and in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•a director, executive officer, holder of more than 5% of the outstanding capital stock of us, ARYA or Legacy Nautilus, or any member of such person’s immediate family had or will have a direct or indirect material interest.
Stock Transfer Agreement
On February 7, 2021, Legacy Nautilus, Parag Mallick, our, and previously Legacy Nautilus’, Chief Scientist and director, and certain holders of Legacy Nautilus capital stock or their affiliates entered into a Stock Transfer Agreement pursuant to which Dr. Mallick transferred and sold an aggregate total of 147,275 shares (before giving effect to the exchange upon consummation of the Business Combination) to the purchasers party thereto at a price per share of $33.95 (before giving effect to the exchange upon consummation of the Business Combination) for aggregate gross proceeds of $4,999,986.25. Legacy Nautilus did not purchase any of the shares sold by Dr. Mallick pursuant to the agreement and was a party to the agreement solely for the purpose of acknowledging the transfer and waiving certain restrictions on transfer governing the shares set forth in the existing Legacy Nautilus shareholder agreements and governing documents. Purchasers in the transaction included stockholders that beneficially owned more than 5% of Legacy Nautilus’ outstanding capital stock at the time of such transaction and/or were represented on Legacy Nautilus’ board of directors at the time of the transaction. The following table presents the number of shares and the total purchase price paid by these entities.

Investor	Shares of Nautilus Common Stock	Total Purchase Price ($)
Andreessen Horowitz LSV Fund II, LP, for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P.(1)	74,490	2,528,936
Entities affiliated with Vulcan Capital(2)	26,638	904,360
Entities affiliated with Madrona Venture Fund VI(3)	23,448	796,060
HAND Capital, LLC(4)	8,163	277,134
________________________
(1)Vijay Pande is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is an affiliate of Andreessen Horowitz.
(2)Stuart Nagae was a member of Legacy Nautilus’ board of directors and is an affiliate of Vulcan Capital.
(3)Matthew McIlwain is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is an affiliate of Madrona Venture Fund VI.
(4)Farzad Nazem is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is the manager of HAND Capital, LLC.
PIPE Subscription Agreements
In connection with the execution of the Business Combination Agreement, effective as of February 7, 2021, ARYA entered into the Subscription Agreements (each, a “Subscription Agreement”) with the Perceptive PIPE Investor and certain other PIPE investors (the “Other PIPE Investors,” and the Other PIPE Investors, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and ARYA agreed to issue and sell to the PIPE Investors, an aggregate of 20,000,000 shares of our Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $200 million. The Perceptive PIPE Investor funded $55 million in the PIPE Financing. The shares of our Common Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act and were issued in reliance of the exemption provided in Section 4(a)(2) of the Securities Act. We granted the PIPE Investors certain registration rights in connection with the PIPE Financing requiring us to file and maintain an effective resale registration statement with respect to the PIPE Shares for the benefit of the PIPE Investors. The Other PIPE Investors include stockholders that beneficially owned more than 5% of Legacy Nautilus’ outstanding capital stock at the time of entering into the applicable Subscription Agreement and/or were represented on Legacy Nautilus’ board of directors at such time. The following table presents the number of shares purchased and the total purchase price paid by these individuals and entities, as well as the Perceptive PIPE Investor. In addition to such individuals and entities, as set forth below, funds affiliated with BAIN Capital Life Sciences Investors, LLC, previously a holder of more than 5% of ARYA’s outstanding capital stock, purchased $10,000,000 of our Common Stock in the PIPE Financing.

Investor	Shares Purchased	Total Purchase Price ($)
Andreessen Horowitz LSV Fund II, LP, for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P.(1)	1,085,656	10,856,560
Entities affiliated with Vulcan Capital(2)	1,248,113	12,481,130
Entities affiliated with Madrona Venture Fund VI(3)	1,258,945	12,589,450
HAND Capital, LLC(4)	72,286	722,860
Matthew Posard (5)	100,000	1,000,000
Perceptive PIPE Investor (6)	5,500,000	55,000,000
Entities affiliated with BAIN Capital Life Sciences Investors, LLC (7)	1,000,000	10,000,000
________________________
(1)Vijay Pande is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is a representative of Andreessen Horowitz.
(2)Stuart Nagae was a member of Legacy Nautilus’ board of directors and is a representative of Vulcan Capital.
(3)Matthew McIlwain is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is a representative of Madrona Venture Fund VI.
(4)Farzad Nazem is a member of our board of directors and was a member of Legacy Nautilus’ board of directors and is the manager of HAND Capital, LLC.
(5)Mr. Posard is a member of our board of directors and was a member of Legacy Nautilus’ board of directors.
(6)Michael Altman is a member of our board of directors, was a member of ARYA’s board of directors, and is a representative of the Perceptive PIPE Investor.
(7)Entities affiliated with BAIN Capital Life Sciences Investors, LLC beneficially owned greater than 5% of ARYA’s outstanding capital stock prior to the closing of the Business Combination.
The closing of the PIPE Financing was contingent upon, among other customary closing conditions, the substantially concurrent closing of the Business Combination. The purpose of the PIPE Financing was to raise additional capital for use by us following the Business Combination.
Our Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;

•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2024 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 29, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Nautilus Biotechnology, Inc.
Attention: Corporate Secretary
2701 Eastlake Avenue East
Seattle, Washington 98102
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on February 15, 2024, and
•no later than 5:00 p.m., Pacific time, on March 16, 2024.
In the event that we hold our 2024 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of our 2024 annual meeting, and
•no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 15, 2024.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2022, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them..
In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.
2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at http://www.nautilus.bio/investors/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Seattle, Washington
April 27, 2023

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V11023-P89901 Nominees: 01) Parag Mallick 02) Matthew McIlwain 03) Farzad Nazem 2. Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the year ended December 31, 2023. ! ! !1. Election of Class II Directors For All Withhold All For All Except ! !! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NAUTILUS BIOTECHNOLOGY, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain NAUTILUS BIOTECHNOLOGY, INC. 2701 EASTLAKE AVE EAST SEATTLE, WA 98102-4188 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NAUT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V11024-P89901 NAUTILUS BIOTECHNOLOGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2023, 10:00 AM PDT The stockholder(s) hereby appoint(s) Sujal Patel and Anna Mowry, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NAUTILUS BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/NAUT2023 at 10:00 a.m., Pacific time on Wednesday, June 14, 2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side